EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is entered into as of February 14, 2019, by and among The Greater Cannabis Company, Inc., a Florida corporation (the “Company”) and Emet Capital Partners LLC (“Investor”).

WHEREAS, the Company issued to the Investor warrant to purchase the Company’s common stock purchase warrants identified on Schedule A (the “Warrants” and designated W1 through W4 as set forth on Schedule A);

WHEREAS, the Investor has partially exercised the Warrants.

WHEREAS, the Company desires to exchange the Warrants (the “Surrendered Securities”) for 9,000,000 Shares of Series B Convertible Preferred Stock (the “Preferred Shares”) which shall be convertible into shares of the Company’s common stock pursuant to the terms of the Certificate of Designation annexed hereto as Exhibit A (the “Certificate of Designation”). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Certificate of Designation.

NOW, THEREFORE, in consideration of the rights and benefits that they will each receive in connection with this Agreement, the parties, intending to be legally bound, agree as follows:

1. Exchange. The Company and Investor agree to exchange the Surrendered Securities for the Preferred Shares (the “Exchange”). The Preferred Shares shall be issued pursuant to an exemption from registration under Section 3(a)(9) of the Securities Act, as amended. The Preferred Shares shall be issued in four tranches: one for 6,020,066 Preferred Shares (“C1”), one for 1,505,017 Preferred Shares (“C2”), one for 1,324,415 Preferred Shares (“C3”), one for 150,502 Preferred Shares (“C4”). C1 is being exchanged for W1, C2 is being exchanged for W2, C3 is being exchanged for W3, and C4 is being exchanged for W4. For the avoidance of doubt, it is agreed that upon the consummation of the transactions contemplated by the Exchange, the Warrants and any other warrants issued to the Investor by the Company outstanding immediately prior to the Exchange, will be null, void and of no further force and effect.

2. Tacking. The Company acknowledges that the Investor’s holding period of the Preferred Shares shall tack, for Rule 144 purposes, as follows: the Preferred Shares represented by C1 shall tack back to May 25, 2017, the Preferred Shares represented by C2 shall tack back to September 14, 2017, the Preferred Shares represented by C3 shall tack back to March 28, 2018, and the Preferred Shares represented by C4 shall tack back to June 13, 2018.

3. Disclosure Obligations. The Company shall, file a form 8K disclosing this transaction within one (1) business day following the execution of this agreement, disclosing the material terms of the transactions contemplated hereby.

4. Closing Conditions. The Closing of the exchange shall occur upon the following conditions being met: (i) the Company shall have a class of stock registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 no later than February 14, 2019; (ii) the Company shall have made any necessary amendment to its articles of incorporation and filed the Certificate of Designation with the Florida secretary of state no later than February 22, 2019; (iii) the Company shall have delivered confirmation from its transfer agent that C1, C2, C3, and C4 are being held by the transfer agent in book entry registered to the Investor; and (iv) the Company shall not have defaulted under the terms of this Agreement.

5. Other Deliverables. The Company shall also deliver to the Investor a letter signed by the company and acknowledged by its transfer agent in the form annexed hereto as Exhibit B and a copy of the resolution of the Company’s board of directors approving the transactions contemplate by this agreement and the issuance of the Preferred Shares and chares of the Company’s common stock upon conversion of the Preferred Shares.

6. Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor as of the date hereof as follows:

(a) Organization and Standing. The Company is a corporation duly organized, validly existing under, and by virtue of, the laws of Florida, and is in good standing under such laws. The Company has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted. The Company is duly qualified and authorized to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business, properties or financial condition.

(b) Corporate Power. The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement, to issue the Preferred Shares and Conversion Shares hereunder, and to carry out and perform its obligations under the terms of this Agreement and the transactions contemplated hereby.

(c) Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement, the authorization, sale, issuance and delivery of the Preferred Shares and the performance of all of the Company’s obligations hereunder have been taken or will be taken prior to the Closing. This Agreement has been duly executed by the Company and constitutes valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

(d) Offering. Subject in part on the accuracy of the Investor’s representations herein, the offer, sale and issuance of the Preferred Shares in conformity with the terms of this Agreement constitute transactions exempt from registration of under the Securities Act of 1933, as amended (the “Securities Act”) and from all applicable state securities laws. The sole consideration for the issuances of the Preferred Shares is the Investor’s surrender of the Warrants.

7. Representations and Warranties of the Investor. Investor hereby represents and warrants as of the date hereof to the Company as follows:

(a) Organization and Standing. The Investor is either an individual or an entity duly organized, validly existing under, and by virtue of, the laws of the jurisdiction of its incorporation or formation, and is in good standing under such laws.

(b) Corporate Power. The Investor has all right, corporate, partnership, limited liability company or similar power and authority to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement and the transactions contemplated hereby.

(c) Authorization. All corporate, partnership, limited liability company or similar action, as applicable on the part of such Investor, necessary for the authorization, execution, delivery and performance of this Agreement and the performance of all of such Investor’s obligations hereunder have been taken or will be taken prior to the Closing. This Agreement has been duly executed by the Investor and constitutes valid and legally binding obligations of such Investor, enforceable against such Investor in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

(d) Own Account. Investor is acquiring the Preferred Shares for its own account.

(e) Investor Status. The Investor is either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act. Such Investor is not required to be registered as a broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(f) Warrants. To the best of Investor’s knowledge, the Warrants listed on Schedule A represent all warrants issued by the Company to the Investor.

8. No Short Sales. Investor, its successors, assigns and affiliates, agrees that so long any Preferred Shares remain outstanding, Investor and its affiliates shall not enter into or effect “short sales” of the common stock of the Company or hedging transaction which establishes a short position with respect to the common stock of the Company. The Company acknowledges and agrees that upon delivery of a Conversion Notice by the Investor, the Investor immediately owns the shares of common stock described in the Conversion Notice and any sale of those shares issuable under such Conversion Notice would not be considered short sales.

9. Miscellaneous.

(a) Entire Agreement. This Agreement, together with the schedules attached hereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written with respect to such matters.

(b) Notices. All notices, demands requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall occur first.

(c) Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investor, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

(d) Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(e) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

(f) No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(g) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement and the transactions contemplated hereby shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principals of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or the transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.

(h) Survival. The representations and warranties contained herein shall survive the Closing for the applicable statute of limitations.

(i) Execution. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by email delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature was an original thereof.

(j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ, an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(k) Construction. The parties hereto agree that each of them and/or their respective counsel have reviewed and have had an opportunity to revise this Agreement and the schedules attached hereto. This Agreement shall be construed according to its fair meaning and not strictly for or against any party. The word “including” shall be construed to include the words “without limitation.” In this Agreement, unless the context otherwise requires, references to the singular shall include the plural and vice versa.

(l) WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRAIL BY JURY.

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IN WITNESS WHEREOF, the parties have caused this Exchange Agreement to be duly executed and delivered as of the date and year first written above.

COMPANY

The Greater Cannabis Company, Inc.

By:
Its:

INVESTOR

Emet Capital Partners LLC

By:
Its:

Schedule A

Warrants

All outstanding warrants, including:

1.	A warrant to initially purchase 440,000 shares dated May 25, 2017 (“W1”);
2.	A warrant to initially purchase 110,000 shares dated September 14, 2017 (“W2”);
3.	A warrant to initially purchase 96,800 shares dated March 28, 2018 (“W3”); and
4.	A warrant to initially purchase 11,000 shares dated June 13, 2018 (“W4”).

Copies of the Warrants are annexed hereto as Schedule B.

Schedule B

Copy of warrant to initially purchase 440,000 shares dated May 25, 2017 (“W1”)

Copy of warrant to initially purchase 110,000 shares dated September 14, 2017 (“W2”)

Copy of warrant to initially purchase 96,800 shares dated March 28, 2018 (“W3”)

Copy of warrant to initially purchase 11,000 shares dated June 13, 2018 (“W4”)